Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-249343) pertaining to the Union Retirement Savings Plan of Vontier Corporation of our report dated June 25, 2021, with respect to the financial statements and schedule of the Vontier Union Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Raleigh, North Carolina
June 25, 2021